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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Pro Tech Communications, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Pro tech Communications, Inc. of our report dated December 16, 1997, relating to the balance sheet of Pro Tech Communications, Inc. as of October 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the October 31, 1997 annual report on Form 10-KSB of Pro Tech Communications, Inc.


                             /s/ MORGAN, JACOBY, THURN & ASSOCIATES, P.A.
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Vero Beach, Florida
July 22, 1998